Exhibit (h)(xx)(a)

AMENDMENT NO. 1 TO THE PARTICIPATION AGREEMENT

Among

OPPENHEIMER VARIABLE ACCOUNT FUNDS,

OPPENHEIMERFUNDS, INC.

and

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

THIS AMENDMENT NO 1. to the PARTICIPATION AGREEMENT (the “Agreement”), dated January 1, 2009, by and among Oppenheimer Variable Account Funds, Oppenheimer Funds, Inc., and The Guardian Insurance & Annuity Company Inc. is effective June 1, 2010.

The Agreement is amended as follows:

1. Schedule 1 is hereby deleted and replaced in its entirety by this Schedule 1.

SCHEDULE 1

Separate Accounts

Separate Account R

Separate Account N

Products

The Guardian Investor Variable Annuity L Series

The Guardian Investor Variable Annuity B Series

Executive Benefits VUL

2.            All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment #1 to be executed in its name and on behalf of its duly authorized representative as of the date specified above.

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

By:	/s/ Douglas Dubitsky

Name:	Douglas Dubitsky

Title:	Vice President

Date:	5/13/10

OPPENHEIMER VARIABLE ACCOUNT FUNDS

By:	/s/ Brian W. Wixted

Name:	Brian W. Wixted

Title:	Treasurer

Date:	5-17-10

OPPENHEIMERFUNDS, INC.

By:	/s/ Christina M. Nasta

Name:	Christina M. Nasta

Title:	VP

Date:	5/14/10

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